Exhibit 32
JetBlue Airways Corporation
SECTION 1350 CERTIFICATIONS
In connection with the Quarterly Report of JetBlue Airways Corporation on Form 10-Q for the period ended March 31, 2022, as filed with the Securities and Exchange Commission on April 29, 2022 (the “Report”), the undersigned, in the capacities and on the dates indicated below, each hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of JetBlue Airways Corporation.

Date:	April 29, 2022	By:	/s/ Robin Hayes
Robin Hayes
Chief Executive Officer

Date:	April 29, 2022	By:	/s/ Ursula L. Hurley
Ursula L. Hurley
Chief Financial Officer